Exhibit 99.1

Contact: Whirlpool Corporation

Media: Whirlpool Corporation Press Office, 269/923-7405

Media@Whirlpool.com

Financial: Max Tunnicliff, 269/923-2641

Investor_Relations@Whirlpool.com

WHIRLPOOL CORPORATION ANNOUNCES

SALE OF EMBRACO COMPRESSOR BUSINESS

AND A MODIFIED DUTCH AUCTION TENDER OFFER

•	The Company agrees to sell the Embraco business for $1.08 billion in cash

•	Sale is consistent with the Company’s strategic focus on its consumer-facing business

•	The Company expects to execute share repurchases of approximately $1 billion in the form of a modified Dutch Auction tender offer

BENTON HARBOR, Mich. - April 24, 2018 - Whirlpool Corporation (NYSE: WHR) announced today that it has entered into an agreement to sell the Company’s Embraco compressor business to Nidec Corporation for a cash purchase price of $1.08 billion, subject to customary working capital and indebtedness adjustments. The transaction is expected to close in early 2019, subject to regulatory approvals and other customary closing conditions.

“We are proud of our strong portfolio of global consumer brands. Since Embraco operates in the business-to-business space, this transaction enhances our strategic focus on investing in and growing our consumer-facing business,” said Marc Bitzer, chief executive officer of Whirlpool Corporation. “The planned tender offer further demonstrates our commitment to returning capital to shareholders, consistent with our balanced capital allocation strategy.”

Embraco Business Overview and Transaction Details

Headquartered in Brazil, Embraco has been a Whirlpool majority-owned business unit since 1997. The business has a workforce of approximately 11,000 employees across eight global manufacturing facilities located in Brazil, Italy, China, Slovakia and Mexico. Embraco also maintains commercial offices in the United States and Russia.

The Embraco business is currently reported as part of Whirlpool Corporation’s Latin America segment. In fiscal year 2017, Embraco contributed approximately $1.3 billion to Whirlpool’s net sales with margins approximating the segment average.

The transaction is not expected to have a material impact on Whirlpool Corporation’s 2018 financial results.

As previously announced, Whirlpool expects to cease operations and end production at Embraco’s Italy facility, which is subject to a separate agreement with local authorities and unions. Therefore, the Embraco Italy facility is not included in the sale to Nidec Corporation.

“Nidec has been a trusted supplier for decades, and we look forward to building on that relationship in the future,” said João Carlos Brega, president of Whirlpool Latin America. “Embraco will continue to be a highly-valued supplier to Whirlpool, and we expect Embraco’s customers and employees to thrive under Nidec’s ownership in the future.”

Citigroup Global Markets Inc. acted as exclusive financial advisor, and Linklaters LLP and Cleary, Gottlieb, Steen and Hamilton LLP acted as legal advisors for Whirlpool.

Planned Tender Offer

Whirlpool Corporation intends to launch a “modified Dutch Auction” tender offer for up to $1 billion of its common stock at an anticipated price per share not less than $150 and not greater than $170, subject to market conditions. The tender offer is expected to launch on April 26, 2018.

The Company has arranged committed financing in an amount approximating the net proceeds from the Embraco transaction and, consistent with the Company’s balanced approach to capital allocation, intends to use the proceeds of the financing to fund the tender offer under the Company’s existing share repurchase authorization. The Company expects to repay the financing amount with the proceeds from the sale upon closing of the Embraco transaction.

Subsequent to the completion of the tender offer, the Company intends to opportunistically execute open market share repurchases throughout 2018. Share repurchases had previously been suspended since the end of 2017 pending the completion of the Embraco sale process and related negotiations.

About Whirlpool Corporation

Whirlpool Corporation (NYSE: WHR) is the world’s leading major home appliance company, with approximately $21 billion in annual sales, 92,000 employees and 70 manufacturing and technology research centers in 2017. The company markets Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, Jenn-Air, Indesit and other major brand names in nearly every country throughout the world. Additional information about the company can be found at WhirlpoolCorp.com, or find us on Twitter at @WhirlpoolCorp.

About Embraco

Embraco is a global company that promotes quality of life through innovative cooling solutions. With eight plants and two commercial offices, the company has approximately 1,700 patents granted and is present in over 80 countries showcasing technologies that advance high performance and energy efficiency. Embraco provides cooling solutions for household, commercial, medical, retail applications, and aftermarket segments. Through partnerships with startups and digital services, it also delivers value and intelligence to its customers. Additional information is available at: www.embraco.com.

About Nidec Corporation

Nidec was founded in Kyoto, Japan 45 years ago by four engineers and has since grown into a leading comprehensive motor manufacturer encompassing approximately 300 subsidiaries employing over 100,000 people throughout the world. After becoming the first company in the world to successfully commercialize a direct drive spindle motor for HDDs using brushless DC motor technology, the company branched off into the appliance component market which now constitutes one of its fastest growing business segments. In 2017, Nidec’s Global Appliance Division also acquired the Secop Group, a leading European manufacturer of refrigeration compressors. Additional information is available at: www.nidec.com.

Whirlpool Corporation Additional Information

This document contains forward-looking statements, including statements regarding transaction closing timelines and benefits, amount and use of anticipated transaction proceeds, and tender offer timing and share repurchase expectations. Actual events or results may differ materially from those statements as a result a many factors, including the company’s ability to complete any sale or other transaction and the company’s ability to execute on its accelerated share repurchase strategies. For information about the factors that could cause such differences, please refer to our Annual Report on Form 10-K for the year ended December 31, 2017, including the information set forth under the caption “Risk Factors.”

Website Disclosure

We routinely post important information for investors on our website, whirlpoolcorp.com, in the “Investors” section. We intend to use this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

Additional Information Regarding the Tender Offer

The tender offer described in this press release (the “Offer”) has not yet commenced. This press release is for informational purposes only. This press release is not a recommendation to buy or sell Whirlpool common stock or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell Whirlpool common stock or any other securities. On the commencement date of the Offer, Whirlpool will file a tender offer statement on Schedule TO, including an offer to purchase, letter of transmittal and related materials, with the United States Securities and Exchange Commission (the “SEC”). The Offer will only be made pursuant to the offer to purchase, letter of transmittal and related materials filed as a part of the Schedule TO. Stockholders should read carefully the offer to purchase, letter of transmittal and related materials because they contain important information, including the various terms of, and conditions to, the Offer. Once the Offer is commenced, stockholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that Whirlpool will be filing with the SEC at the SEC’s website at www.sec.gov or from Whirlpool’s website at www.whirlpoolcorp.com.